Exhibit 10.3
VALARIS LIMITED
2021 MANAGEMENT INCENTIVE PLAN
NOTICE AND ACCEPTANCE OF PERFORMANCE STOCK UNIT AWARD

You have been granted the following award (the “Award”) of performance-based Restricted Stock Units (“PSUs”) and Dividend Equivalents pursuant to the Valaris Limited 2021 Management Incentive Plan (as the same may be amended, the “Plan”). Each PSU represents the right to receive one common share, par value $0.01 per share, of Valaris Limited, an exempted company incorporated under the laws of the Bermuda (the “Company”).

Name of Grantee:            [__] (the “Grantee”)

Target Number of PSUs Granted: [__]
An equivalent number of tandem Dividend Equivalents are granted in conjunction with the grant of PSUs.

Date of Grant:                [__] (the “Grant Date”)

Vesting Schedule:    [__] (the “Vesting Date”)

Performance Period:    [__]

The terms of the Award referenced herein are subject to the provisions of this Notice and Acceptance of Performance Stock Unit Award (the “Grant Notice”), the attached Performance Stock Unit Award Agreement Terms and Conditions (the “Terms and Conditions,” and together with this Grant Notice, the “Agreement”), and the Plan. Capitalized terms not otherwise defined in the Agreement shall have the meanings given to them given to them in the Plan.

The Terms and Conditions are provided herewith. The Plan and Plan prospectus are available to you through the Corporate Compensation Department in Houston and may be accessed on the Merrill Lynch Benefits OnLine® website.

Except as otherwise set forth in the Agreement, any PSUs granted hereunder that have not vested under the Vesting Schedule will be forfeited if and when you cease to be an employee of the Company Group.

By signing this Grant Notice, you hereby agree to accept the above Award pursuant to the provisions of the Plan and the Agreement.

VALARIS LIMITED

By:
Name:
Title:

Exhibit 10.3

ACCEPTED AND AGREED

By:
Name:
Date:

Exhibit 10.3
VALARIS LIMITED
2021 MANAGEMENT INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD
TERMS AND CONDITIONS
Valaris Limited, an exempted company incorporated under the laws of the Bermuda (the “Company”), has adopted the Valaris Limited 2021 Management Incentive Plan (as the same may be amended, the “Plan”). Capitalized terms not otherwise defined in the Agreement shall have the meaning given to such terms in the Plan. In furtherance of the purposes of the Plan, and pursuant thereto, the Award of PSUs and Dividend Equivalents has been granted under the Plan to the Grantee as described in the Grant Notice, which must be executed by the Grantee to reflect the Grantee’s acceptance of the Award and the terms of the Agreement. The Company and the Grantee may be individually referred to herein as “Party” or collectively as “Parties.”
1)Grant of PSUs and Dividend Equivalents. Subject to the terms, conditions and restrictions set forth in the Plan and those specified herein, the Company hereby grants the number of performance-based Restricted Stock Units (“PSUs”) and tandem Dividend Equivalents specified in the Grant Notice to the Grantee (the PSUs together with the Dividend Equivalents are the “Award”). Subject to Section 3(d) hereof, each PSU represents an unsecured promise of the Company to issue to the Grantee (and accordingly a right of the Grantee to acquire) one common share of the Company, par value $0.01 per share (“Share”) pursuant to the terms and conditions of the Plan and the Agreement. Each tandem Dividend Equivalent represents a right to receive cash payments equivalent to the amount of cash dividends declared and paid on one Share after the Grant Date and before the Dividend Equivalent expires. PSUs and Dividend Equivalents are used solely as units of measurement, and are not Shares; the Grantee is not, and has no rights as, a shareholder of the Company by virtue of receiving the Award unless and until the PSUs are converted to Shares and transferred to the Grantee, as set forth herein.
2)Transfer Restrictions. The Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any PSUs or Dividend Equivalents granted hereunder other than by will or by the laws of descent and distribution. Any purported Transfer of PSUs or Dividend Equivalents in breach of the Agreement shall be void and ineffective and shall not operate to Transfer any interest or title in the purported transferee.
3)Vesting and Settlement of PSUs and Dividend Equivalents.
a)Vesting of PSUs and Dividend Equivalents. Subject to these Terms and Conditions, the Grantee’s interest in the PSUs and tandem Dividend Equivalents granted hereunder shall vest on the Vesting Date set out in the Grant Notice, provided that the Grantee is still an employee of the Company Group and has continuously been an employee of the Company Group from the Grant Date through the Vesting Date, except as provided in Section 4. All PSUs that have not become vested as of the Vesting Date shall be forfeited. Any Dividend Equivalents subject to the Agreement shall expire at the time the PSU with

Exhibit 10.3
respect to which the Dividend Equivalent is in tandem (i) is vested and paid, (ii) is forfeited, or (iii) expires.
b)Settlement of PSUs. Subject to Section 4 below, with respect to any PSUs earned hereunder, the Grantee shall become entitled to the number of Shares which have become vested as of the Vesting Date. Subject to Section 4 below, such Shares shall be issued to or on behalf of the Grantee in exchange for such vested PSUs on or prior to the 60th calendar day immediately following the Vesting Date, and if applicable, shall be subject to any further transfer or other restrictions as may be required by a securities law or other applicable law as determined by the Company.
c)Payment of Dividend Equivalents; Voting Rights. Payments with respect to any Dividend Equivalents subject to the Agreement shall accrue in a bookkeeping account of the Company and be paid, without interest, upon settlement of the associated PSU. All rights with respect to, or in connection with, the PSUs shall be exercisable during the Grantee’s lifetime only by the Grantee. The Grantee shall not be entitled to any voting rights with respect to the PSUs.
d)Adjustments. As provided in the Plan, in the event of any change in the number of Shares issued and outstanding by reason of any share dividend or split, reverse share split, recapitalization, consolidation, combination or exchange of shares or similar corporate change or in the event of any extraordinary dividends, spin-off or similar reorganization, the number of PSUs granted under the Agreement and the applicable performance targets shall be proportionately increased or reduced, as applicable, so as to prevent the enlargement or dilution of the Grantee’s rights and duties hereunder. The determination of the Committee regarding such adjustments shall be final and binding.
4)Accelerated Vesting and Forfeiture Events.
a)Termination without Cause; Resignation for Good Reason; Retirement; Disability; Death. If the Grantee’s continuous service is terminated (i) as a result of the Grantee’s Retirement (as defined below) at least 12 months following the Grant Date, (ii) by the Company without Cause (as defined in Appendix 2) or by the Grantee for Good Reason (as defined in Appendix 2), in each case, more than three months prior to or more than 24 months following a Change in Control (as defined below) or (iii) as a result of the Grantee’s Disability or death at any time (each, a “Non-CIC Qualifying Termination”), then the Grantee shall vest following the completion of the Performance Period on the Vesting Date in a number of PSUs and tandem Dividend Equivalents equal to the final number of PSUs and tandem Dividend Equivalents actually earned or deemed earned hereunder during the Performance Period multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date through the termination date and the denominator of which is 1095 days. Settlement of such PSUs and tandem Dividend Equivalents shall not be accelerated and shall occur in accordance with Section 3 above, subject to Section 4(c).

Exhibit 10.3
As used herein, “Retirement” means Grantee’s termination of continuous service after the date on which the Grantee has (i) attained age 55 and completed at least 10 years of continuous service with the Company Group; or (ii) attained age 65; provided that the Grantee has provided the Committee with at least six months’ advanced written notice of such termination of continuous service.
b)Termination Due to Cause; Violation of Restrictive Covenants. If the Grantee’s continuous service is terminated for Cause or the Grantee materially violates any of the Restrictive Covenants set forth in Section 5 hereof at any time prior to full settlement of this Award: (i) all then outstanding PSUs and tandem Dividend Equivalents, whether or not vested, shall be immediately forfeited and cancelled as of the date of such termination, and shall not vest or be paid in any respect, without the necessity of any notice or other further action; and (ii) the Grantee shall be obligated to return to the Company any Shares previously issued under this Award or the economic value of such Shares if no longer held by the Grantee within 30 days following receipt of written demand from the Board.
c)Change in Control. In the event that a Change in Control occurs, the performance objectives set forth in Appendix 1 attached hereto shall be deemed achieved at the target level, and shall no longer apply. If the Grantee’s continuous service is terminated by the Company without Cause or by the Grantee for Good Reason, in each case, within three months prior to or 24 months following a Change in Control (each, a “CIC Qualifying Termination”), the Grantee shall vest on the later of (i) the date of the CIC Qualifying Termination and (ii) the date of the Change in Control, in the target number of PSUs and tandem Dividend Equivalents granted hereunder, which shall be settled on or prior to the 30th calendar day following such later date, and if applicable, subject to any further transfer or other restrictions as may be required by a securities law or other applicable law as determined by the Company.
Notwithstanding anything to the contrary set forth under Section 4(a), in the event that both a Non-CIC Qualifying Termination and a Change in Control occur during the Performance Period, the Grantee shall vest on the later of (i) the date of the Non-CIC Qualifying Termination and (ii) the date of the Change in Control, in a number of PSUs and tandem Dividend Equivalents as determined under Section 4(a). Settlement of such vested PSUs and tandem Dividend Equivalents shall be accelerated with the underlying Shares issued to or on behalf of the Grantee in exchange for such vested PSUs on or prior to the 60th calendar day following such later date, and if applicable, subject to any further transfer or other restrictions as may be required by a securities law or other applicable law as determined by the Company.
As used herein, “Change in Control” means (i) a change in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of Shares that, together with Shares held by such person or persons acting in concert, constitutes more than fifty percent (50%) of the total voting power of the Shares; (ii) a majority of the members of the Board is replaced during any

Exhibit 10.3
12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or (iii) a sale of all or substantially all of the assets of Company. Additionally, with respect to any PSUs and Dividend Equivalents that constitute a deferral of compensation under Section 409A of the Code, any such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).
Notwithstanding the foregoing, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting Shares immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (A) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (B) are the ultimate parent with direct or indirect ownership of all of the voting Shares after such transaction or series of transactions. For further clarification, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions effected for the purpose of changing the place of incorporation or form of organization of the Company or the ultimate parent of the Company and its subsidiaries.
d)Other Terminations. If the Grantee’s continuous service is terminated for any reason except as otherwise provided above in this Section 4, all of the then unvested PSUs shall be immediately forfeited and cancelled as of the date of such termination and shall not vest in any respect, without the necessity of any notice or other further action. All vested PSUs and associated Dividend Equivalents shall be settled as set forth in Section 3 above.
e)Superseding Effect. For the avoidance of doubt, the Grantee expressly acknowledges and agrees that the terms and conditions of this Section 4 solely govern the treatment of this Award in connection with a Change in Control and/or any termination of the Grantee’s continuous service and therefore expressly supersede any provisions regarding the treatment of equity awards included in any individual change in control agreement, and any other plan, agreement, arrangement or policy with any member of the Company Group.
5)Restrictive Covenants. The Grantee acknowledges and agrees the Grantee shall continue to be bound by and obligated to comply with the terms of any restrictive covenant, intellectual property, or confidentiality agreement that the Grantee has executed in connection with the Grantee’s employment with the Company Group and the provisions of this Section 5 are in addition to, and not in lieu of such agreements. The restrictions contained in this Section 5 are a material condition to this Award and the Grantee acknowledges that he or she would not have received the Award absent his or her Agreement to be bound by the restrictions in this Section 5.

Exhibit 10.3
a)Confidentiality. During the course of the Grantee’s employment with the Company, the Company has (i) disclosed or entrusted to the Grantee, and provided the Grantee with access to, Confidential Information (as defined below), (ii) placed the Grantee in a position to develop business goodwill belonging to the Company Group, and (iii) disclosed or entrusted to the Grantee business opportunities to be developed for the Company Group. The Grantee acknowledges that the Confidential Information has been developed or acquired by the Company Group through the expenditure of substantial time, effort and money and provides the Company Group with an advantage over competitors who do not know or use the Confidential Information. The Grantee further acknowledges and agrees that the nature of the Confidential Information obtained during his or her continuous service would make it difficult, if not impossible, for the Grantee to perform in a similar capacity for a business competitive with the Company Group without disclosing or utilizing Confidential Information. The Grantee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any Confidential Information, except to the extent necessary to carry out his or her duties on behalf of the Company Group. The Grantee agrees to give to the Company notice of any and all attempts to compel disclosure of any Confidential Information within one business day of being informed that such disclosure is being, or will be, compelled. Such written notice shall include a description of the Confidential Information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the Confidential Information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure. For the avoidance of doubt, the provisions of this subsection shall not apply to (A) any disclosure or use authorized by the Company or required by applicable law, (B) any information that is or becomes generally available to the public (other than as a result of the Grantee’s unauthorized disclosure), and (C) reporting to the Company’s management or directors or to the government or a regulator conduct you believe to be in violation of the law or the Company’s Code of Conduct or responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding.
As used herein, “Confidential Information” means information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company Group for the time being confidential to the Company Group, and trade secrets including, without limitation, technical data and know-how relating to the business of the Company Group or any of their respective business contacts, including in particular (by way of illustration only and without limitation): (i) information relating to the business of exploring, acquiring, developing, exploiting and disposing of oil and natural gas resources (regardless of when conceived, made, developed or acquired); (ii) information relating to the business or prospective business, current or projected plans or internal affairs of the Company Group; (iii) information relating to the current or prospective marketing or sales of any products or services of the Company Group, including non-public lists of customers’ and suppliers’ names, addresses and contacts; sales targets and statistics; market share and pricing information; marketing surveys; research and reports; non-public advertising and

Exhibit 10.3
promotional material; strategies; and financial and sales data; (iv) information relating to any actual or prospective business strategies of the Company Group; (v) information relating to any actual acquisitions, investments or corporate opportunities or prospective acquisition, investment targets or corporate opportunities; (vi) know-how, trade secrets, unpublished information relating to the Company Group’s intellectual property and to the creation, production or supply of any products or services of the Company Group; (vii) information to which the Company Group owes an obligation of confidence to a third party (including, without limitation, customers, clients, suppliers, partners, joint venturers and professional advisors of the Company Group); and (viii) other commercial, financial or technical information relating to the business or prospective business of the Company Group, or to any past, current or prospective client, customer, supplier, licensee, officer or employee, agent of the Company Group, or any member or person interested in the share capital or assets of the Company Group, and any other person to whom the Company Group may provide or from whom they may receive information (whether marked confidential or not).
b)Non-Compete. In exchange for this Award and the Company’s provision to the Grantee of Confidential Information and to protect the Company Group’s legitimate business interests, the Grantee hereby agrees that during and for a period of 12 months after his or her termination of continuous service with the Company Group (the “Restricted Period”), the Grantee will not, without the prior written consent of the Committee, directly or indirectly, provide services to, or own any interest in, manage, operate, control, or participate in the ownership, management, operation or control of, any entity (other than any member of the Company Group) that is primarily engaged in the business of providing contracted offshore drilling rigs in any country (or its territorial waters) in which the Company Group has offices, establishes offices or has definitive plans to locate an office (including as an employee or consultant); provided, however, that notwithstanding the foregoing, (i) the Grantee may own, directly or indirectly, solely as a passive investment, securities of any entity traded on a national securities exchange if the Grantee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 5% or more of any class of securities of such entity; and (ii) the Grantee shall not be prevented from providing services to, or owning any interest in, managing, operating, controlling, or participating in the ownership, management, operation or control of, any entity (other than any member of the Company Group) that is primarily engaged in the business of providing contracted offshore drilling rigs in any country (or its territorial waters) with which the Grantee was neither involved nor concerned during the 12 months prior to termination of his continuous service with the Company Group.
c)Non-Solicitation. The Grantee hereby agrees that during the Restricted Period the Grantee will not, directly or indirectly, induce or attempt to induce, or cause or solicit any officer, manager, contractor or employee of the Company Group who was in a senior, sales, research and development or management capacity or who was otherwise in possession of Confidential Information and who reported to or had material contact with the Grantee during the 12 months prior to termination of his continuous service with the Company

Exhibit 10.3
Group to cease their relationship with the Company Group or hire or engage any such officer, manager, contractor or employee of the Company Group, or in any way materially interfere with the relationship between the Company Group, on the one hand, and any such officer, manager, contractor or employee, on the other hand. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Grantee from making a general, public solicitation for employment, or using an employee recruiting or search firm to conduct a search, that does not specifically target employees or consultants of the Company Group so long as no persons who were at any time during the 12- month period prior to the commencement of such solicitation, employees or consultants of the Company Group are hired or otherwise engaged as a result of such general solicitations or search firm efforts. The Grantee hereby agrees that during the Restricted Period, the Grantee will not, directly or indirectly, induce, or attempt to induce, cause or solicit any customer, client or supplier of the Company Group who was in a senior, sales, research and development or management capacity or who was otherwise in possession of Confidential Information and who reported to or had material contact with the Grantee during the 12 months prior to termination of his continuous service with the Company Group to reduce or cease doing business with the Company Group, or in any way knowingly interfere with the relationship between any customer, client or supplier of the Company Group, on the one hand, and any member of the Company Group, on the other hand.
d)No Disparaging Comments. The Grantee shall refrain from any criticisms or disparaging comments about the Company Group; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information to any governmental law enforcement agency that is required by compulsion of law. The Grantee acknowledges that in executing this Agreement, he or she has knowingly, voluntarily, and intelligently waived any free speech, free association, free press or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any other state constitution which may be deemed to apply) and rights to disclose, communicate, or publish disparaging information or comments concerning or related to the Company Group; provided, however, nothing in this Agreement shall be deemed to prevent the Grantee from testifying fully and truthfully in response to a subpoena from any court or from responding to an investigative inquiry from any governmental agency.
6)Clawback. The PSUs granted under this Agreement, and any Shares issued or other payments made in respect thereof, shall be subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to you and to such compensation including, but not limited to, the Valaris Limited Clawback Policy, designed to comply with the requirements of Rule 10D-1 promulgated under the U.S. Securities Exchange Act of 1934, as amended, as well as any recoupment provisions required under applicable law. For purposes of the foregoing, you expressly and explicitly authorize (x) the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold your Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to

Exhibit 10.3
the Company and (y) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including without limitation by reducing any amount that is or may become payable to you. You further agree to comply with any request or demand for repayment by any affiliate of the Company in order to comply with such policies or applicable law. To the extent that the terms of this Agreement and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.
7)Grantee’s Representations. Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and represents that the Grantee will not acquire any Shares, and that the Company will not be obligated to issue any Shares to the Grantee hereunder, if the issuance of such Shares constitutes a violation by the Grantee or the Company of any law or regulation of any governmental authority. Any determination in this regard that is made by the Committee, in good faith, shall be final and binding. The rights and obligations of the Company and the Grantee hereunder are subject to all applicable laws and regulations.
8)Tax Consequences; No Advice Regarding Grant. The vesting of the PSUs, the issuance of Shares with respect to vested PSUs, and the payment of Dividend Equivalents will likely have tax consequences. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the Shares that may be issued under the Agreement. THE GRANTEE IS HEREBY ADVISED TO CONSULT WITH THE GRANTEE’S OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISERS REGARDING THE GRANTEE’S PARTICIPATION IN THE PLAN AND ANY TAX OR OTHER CONSEQUENCES ASSOCIATED WITH THIS AWARD.
9)Code Section 409A Compliance. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall, as applicable, comply with or be exempt from the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to the fullest extent possible to reflect and implement such intent. Notwithstanding anything in this Agreement to the contrary and to the extent the payments and benefits set forth herein are subject to Code Section 409A, a termination of continuous service shall not be deemed to have occurred for purposes of any provision of this Agreement unless such termination is also a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, if on his or her termination of service, the Grantee is deemed to be a “specified employee” within the meaning of Code Section 409A, any payments or benefits due upon such termination of service that constitute a “deferral of compensation” within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Grantee on the earlier of a date within 10 days after the date that is six (6) months after the Grantee’s separation from service or, if earlier, the date of the Grantee’s death.

Exhibit 10.3
10)UK Tax Matters. The Grantee agrees to indemnify the Company and its affiliates to the fullest extent permitted by law in respect of any secondary class 1 (employer) national insurance contributions (“Employer NICs”) arising in respect of the grant, vesting, settlement or exercise of the PSUs, the issuance, acquisition or disposal of common shares of the Company in respect of the PSUs and any other matter relating to the Award, the PSUs or such common shares (each a “Taxable Event”). At the request of the Company, the Grantee shall elect, to the extent permitted by law, and using a form approved by HM Revenue & Customs, that the whole or any part of the liability for Employer NICs arising as a result of a Taxable Event shall be transferred to the Grantee.
11)Data Privacy. The Grantee hereby acknowledges that the Grantee’s personal data as described in the Agreement and any other Award materials, may be collected, used and/or transferred in electronic or other form by and among, as applicable, the Company and its affiliates, for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, job title, any shares or directorships held in the Company or an affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (individually and collectively, “Data”).
The Grantee understands that Data will be transferred to Merrill Lynch and Computershare or such other stock plan service providers as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s home country. The Grantee authorizes the Company, Merrill Lynch, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.
12)Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Exhibit 10.3
13)Miscellaneous.
a)No Fractional Shares. All provisions of the Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded to the nearest whole Share.
b)No Employment Rights. No provision of the Agreement or the Plan shall be construed to give the Grantee any right to remain an employee of the Company Group, or to continue to provide services to the Company Group, or in any manner to affect the right of the Company to terminate the Grantee’s Services at any time, with or without Cause.
c)Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address (Attention: Corporate Secretary), and to the Grantee at his or her address indicated on the Company’s records, or at such other address and number as a Party has previously designated by written notice given to the other Party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
d)Amendment, Termination and Waiver. The Agreement may be amended, modified, terminated or superseded; provided that any such action that materially impairs any rights or materially increases any obligations under the Award with respect to the Grantee may only be made with the consent of the Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the Party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company who is not the Grantee. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.
e)Severability. It is the desire of the Parties hereto that the Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction, the Parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of the Agreement. The Agreement should be construed by limiting and

Exhibit 10.3
reducing it only to the minimum extent necessary to be enforceable under then applicable law.
f)Governing Law; Jurisdiction. Except to the extent preempted by any applicable federal law, this Agreement will be construed and administered in accordance with the laws of Texas.
g)Imposition of Other Requirements. The Company reserves the right to (i) impose other requirements regarding participation in the Plan, with respect to the Agreement and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to (A) comply with applicable laws, including, the country where the Grantee resides, or (B) facilitate the administration of the Plan, and (ii) require the Grantee to sign any additional agreements or undertakings that are reasonably necessary to accomplish the foregoing.
h)The Grantee’s Acknowledgment. The Grantee represents and acknowledges that (i) the Grantee is knowledgeable and sophisticated as to business matters, including the subject matter of the Agreement, (ii) the Grantee has read the Agreement and understands its terms and conditions, (iii) the Grantee has had ample opportunity to discuss the Agreement with the Grantee’s legal counsel, if so desired, prior to execution of the Agreement, and (iv) no strict rules of construction shall apply for or against the drafter of the Agreement or any other Party.
i)Survival of Certain Provisions. Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of the Agreement or the termination of the Grantee’s continuous service with the Company Group.
j)Successors and Assigns. The Agreement shall bind, be enforceable by, and inure to the benefit of, the Parties and their permitted successors and assigns as determined under the terms of the Agreement and the Plan.
k)Counterparts. The Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
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